Exhibit 5.4

[LETTERHEAD OF STEWART MCKELVEY]

Charles S Reagh Direct Dial: 902.420.3335 Direct Fax: 902.496.6173 creagh@stewartmckelvey.com

File Reference: SM000581-751

April 22, 2014

CNOOC Nexen Finance (2014) ULC

65th Floor, Bank of China Tower

One Garden Road, Central

Hong Kong

Dear Sirs:

Re:	CNOOC Nexen Finance (2014) ULC (the “Company”)

We have acted as local counsel in the Province of Nova Scotia for the Company in connection with the registration statement of the Company and CNOOC Limited, a limited liability company incorporated under the laws of Hong Kong (the “Guarantor”), on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed on the date hereof with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Act”).

The Registration Statement relates to the offering from time to time, in one or more series, of debt securities of the Company (the “Debt Securities”) and guarantees by the Guarantor of the Debt Securities. Unless otherwise provided in any prospectus supplement to the prospectus forming a part of the Registration Statement relating to a particular series of Debt Securities, the Debt Securities and the Guarantees are to be issued under an indenture (the “Indenture”) to be entered into among the Company, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee”).

We are furnishing this opinion as Exhibit 5.4 to the Registration Statement.

In connection with the opinions set out below, we have examined each of the following documents:

(a)	the form of the Indenture to be entered into;

(b)	the Registration Statement;

(c)	a certificate of status (the “Certificate of Status”) pertaining to the Company issued on behalf of the Registrar of Joint Stock Companies for the Province of Nova Scotia, dated April 17, 2014;

(d)	resolutions of the directors of the Company dated March 27, 2014 authorizing the execution and delivery of the Indenture and issue of the Debt Securities by the Company (the “Resolutions”); and

(e)	the memorandum of association, articles of association, records of corporate proceedings, written resolutions and registers of the Company contained in the minute book of the Company;

(f)	a certificate of an officer of the Company dated the date hereof (the “Officer’s Certificate”).

Where a term is defined in the plural herein to refer to a collective the use of the singular thereof refers to any one of the collective.

We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed necessary as a basis for the opinions hereinafter expressed.

In stating our opinions, we have assumed:

(a)	the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as notarial, certified, telecopies, conformed or reproduction copies thereof and the authenticity of the originals of such documents;

(b)	the completeness and accuracy of all statements of fact set forth in official public records and certificates and other documents supplied by public officials;

(c)	the completeness and accuracy of all statements of fact set forth in the Officer’s Certificate and that such statements shall remain true at the time of any issue of Debt Securities;

(d)	that the Certificate of Status evidences the subsistence of the Company, that the Company has not been dissolved as of the date hereof and that a certificate of status bearing today’s date could be obtained if requested;

(e)	that if any of the Debt Securities are issued to purchasers in the Province of Nova Scotia, or any significant activities in connection with the issue and sale of the Debt Securities are taken in the Province of Nova Scotia, such issue and sale will comply with, or be exempt from, the prospectus requirements of the securities laws of the Province of Nova Scotia and the dealer requirements of the securities laws of the Province of Nova Scotia will, if applicable, be complied with; and

(f)	the terms of all Debt Securities will be materially as described in the Registration Statement and Indenture.

The opinions hereinafter expressed are limited to the laws of the Province of Nova Scotia including the federal laws of Canada applicable therein as of the date of this opinion letter and we express no opinion as to the laws of any other jurisdiction. We assume no responsibility to advise you or update this opinion in the event of any changes in laws or facts.

Based and relying on the foregoing and subject to the assumptions, limitations and qualifications set out herein, we are of the opinion that:

1.	The Company is an unlimited company duly incorporated and existing under the laws of the Province of Nova Scotia. The Company is registered to carry on business under the Corporations Registration Act (Nova Scotia) and such registration has not been revoked.

2.	The Company has all necessary corporate power and capacity to execute and deliver the Indenture and to execute, deliver, issue and offer the Debt Securities and to perform its obligations under the Indenture and the Debt Securities.

3.	The Company has taken all necessary corporate action to authorize the execution and delivery of each of the Indenture and the Debt Securities.

4.	To the extent that such matters are governed by the corporate laws of the Province of Nova Scotia, when the Indenture has been duly executed by a person or persons authorised to execute the Indenture under the Resolutions and delivered by the Company without condition or escrow (other than such as have been satisfied), the Indenture will be duly executed and delivered by the Company.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to and, except as set out below, may not be relied upon by or disclosed to any other person without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our name under the headings “Enforceability of Civil Liabilities” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours very truly,

/s/ Stewart McKelvey

STEWART MCKELVEY